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                            FORM OF AWARD AGREEMENT


                  MANAGEMENT EQUITY AGREEMENT, dated as of [            ], 1997,
between KINETIC CONCEPTS, INC., a Texas corporation (the "Company"), and the other party signatory hereto (the "Participant").

                  [WHEREAS, the Participant has agreed to retain certain shares of Common Stock of the Company ("Common Stock") and make such shares subject to this Agreement and the Plan (as defined below) (the "Old Management Shares"); and]

                  WHEREAS, the Participant has agreed to exchange options (the "Old Options") to purchase shares of Common Stock under the Company's pre-existing equity based compensation plans for nonqualified stock options (the "Exchange Options" or the "Options") to purchase shares of Common Stock; and

                  WHEREAS, in connection with the foregoing, the Company's Management Equity Plan (the "Plan") will govern the terms and conditions of the [Old Management Shares and the New Management Shares (collectively, the "Management Shares")] and the Options;

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Agreement, the [Management Shares and the] Options shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.

                  2. Surrender and Grant of Options. Subject to the terms and conditions contained herein and in the Plan, the Participant has surrendered to the Company certain of the Old Options in exchange for an equal number of Exchange Options as specified at the foot of the signature page hereof, at the Option Prices so listed. The Options are not intended to qualify as Incentive Stock Options under Section 422 of the Code. Each such Option shall entitle the Participant to purchase, upon payment of the Option Price, one share of Common Stock. The shares of Common Stock issuable upon exercise of the Options are from time to time referred to herein as the "Option Shares". For purposes of the Plan and this Agreement, the Date of Grant shall be as specified at the foot of this Agreement. The Options shall be exercisable as hereinafter provided.

                  3. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions in addition to the terms of the Plan:

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                  (a) Vesting. The Exchange Options shall be fully vested as of the Date of Grant.

                  (b) Option Period. The Exchange Options shall not be exercisable following the tenth anniversary of the date of grant of the Old Options for which such Exchange Options were exchanged (the "Old Date of Grant"), which shall be listed at the foot of this Agreement next to the relevant Option Price. The Options shall be subject to earlier termination as provided herein. Upon termination of the Participant's employment with the Company and its Subsidiaries for any reason, the Options, to the extent then vested, may be exercised in accordance with Section 8(a)(iv) of the Plan. The Options shall be exercisable during the Participant's lifetime only by the Participant. Upon termination of the Participant's employment with the Company and its Subsidiaries for any reason, all Options which have not theretofore vested (and which do not vest by reason of Section 8(a)(ii)(B) of the Plan) shall terminate and be canceled without any payment therefor.

                  (c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 8(b) hereof, the Participant may exercise any or all of the Options (to the extent vested and not forfeited) by giving written notice to the Committee. The date of exercise of an Option shall be the later of (i) the date on which the Committee receives such written notice or (ii) the date on which the conditions provided in Sections 3(d), 3(f) and 8(b) hereof are satisfied.

                  (d) Payment. Prior to the issuance of a Legended Certificate pursuant to Section 3(g) hereof evidencing Option Shares, the Participant shall have paid to the Company the Option Price of all Option Shares purchased pursuant to exercise of such Options in cash or, with the consent of the Committee (which consent shall be granted in the sole discretion of the Committee), in shares of Common Stock already owned by the Participant (valued at their Applicable Value) or in any combination of cash or shares of Common Stock.

                  (e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Options until a certificate or certificates evidencing such shares shall have been issued to the Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                  (f) Limitation on Exercise. The Options shall not be exercisable unless the offer and sale of the shares of Common Stock subject thereto have been registered under the 1933 Act and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available. The Company may require, as a condition
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         to exercise of an Option, that the Participant make certain representations and warranties as to the Participant's investment intent with respect to the Option Shares.

                  (g) Delivery of Certificate. As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

                  (h) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares, and all references to Option Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

                  [4. Retention and Purchase of Management Shares. Subject to the terms and conditions contained herein and in the Plan, the Participant has agreed to retain and make subject to the terms of this Agreement and the Plan the number of Old Management Shares indicated at the foot of this Agreement. For purposes of the Plan and this Agreement, the Date of Grant shall be as specified at the foot of this Agreement.

                  5. Terms of Management Shares. The Management Shares evidenced hereby are subject to the following terms and conditions in addition to the terms of the Plan:

                  (a) Delivery of Certificate. On the Date of Grant the Participant shall surrender any existing certificates evidencing the Old Management Shares to the Company and the Company shall deliver to the Participant a Legended Certificate evidencing such Shares.

                  (b) Vesting. The Management Shares shall be fully vested as of the Date of Grant.

                  (c) Stockholder Rights. The Participant shall have all rights of a stockholder as to the Management Shares, including the right to receive dividends and the right to vote in accordance with the Company's Certificate of Incorporation, subject to the restrictions set forth in the Plan and this Agreement.

                  (d) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock distribution to holders of Management Shares or as a stock dividend on Management Shares shall be subject to the same restrictions as such Management Shares, and all references to Management Shares hereunder shall be deemed to include such shares of Common Stock or other securities.]
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                  6. Representations and Warranties.

                  (a) The Participant has been advised that the [Management Shares], Options and Option Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless they are registered or unless an exemption from registration is available. The Participant is acquiring the [Management Shares,] Options and Option Shares for his own account, for investment and not with a view to, or for resale in connection with, the distribution thereof, and the Participant has no present intention of selling, assigning, transferring, distributing or otherwise disposing of, or causing the sale, assignment, transfer, distribution or other disposition of, any thereof. In making the foregoing representation, the Participant is aware that he must bear the economic risk of an investment in the [Management Shares,] Options or Options Shares for an indefinite period of time since, in the view of the Commission, the statutory basis for exemption from registration under the 1933 Act would not be present if such representation meant merely that the Participant's current intention is to hold these securities only for the long-term capital gains period of the Code, or for a deferred sale, or for any fixed period in the future.

                  (b) The Participant has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the [Management Shares,] Options and Option Shares to be transferred hereunder and other related matters. The Participant represents and warrants that he has been furnished with and has carefully read the Plan and this Agreement, and that the Company has made available to the Participant or his agents all documents and information requested by him or on his behalf in connection with his investment in the [Management Shares,] Options and Option Shares and that he understands and has evaluated the merits and risks of an investment in the [Management Shares,] Options and Option Shares. In evaluating the suitability of an investment in such [Management Shares,] Options and Option Shares, the Participant has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Company other than as contemplated by the two preceding sentences.

                  (c) The Participant is aware of and familiar with the restrictions imposed on the transfer of any [Management Shares,] Options and Option Shares, including, without limitation, the restrictions contained in this Agreement and the Plan.

                  (d) The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms.

                  7. Participant's Waiver. The Participant hereby waives any and all rights he may have had with respect to the Old Options.
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                  8. Miscellaneous.

                  (a) No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment of the Participant at any time.

                  (b) Tax Withholding. The Company and its Subsidiaries shall have the right, prior to the delivery of any certificates evidencing shares of Common Stock to be issued pursuant to this Agreement, to require the Participant to remit to the Company any amount sufficient to satisfy any federal, state or local tax withholding requirements. Prior to the Company's determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the Participant under Section 16(b) of the 1934 Act. The Company and its Subsidiaries shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any federal, state or local taxes required to be withheld with respect to such payments.

                  (c) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (d) 1934 Act. Notwithstanding anything contained in the Plan or this Agreement to the contrary, if the consummation of any transaction under the Plan or this Agreement would result in the possible imposition of liability to the Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.
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                  (e) Restrictions on Transfer. Options [and Management Shares]
shall not be transferrable except as specifically provided in the Plan or this Agreement.

                  9. Survival; Assignment,

                  (a) All agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the issuance to the Participant of the [Management Shares,] the Options and any Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except as permitted by the Plan or by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

                  (b) The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates , provided, however, that such assignment shall not release the Company from any duty hereunder which remains unfulfilled by such an assignee.

                  10. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the General Counsel of the Company. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  11. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                  12. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for
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convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

                                          KINETIC CONCEPTS, INC.

                                          By:______________________________
                                             Name:
                                             Title:

                                          PARTICIPANT


                                          _________________________________
                                          Name:
                                          Address:



[Number of Old Management Shares:]



    NUMBER OF         OPTION
EXCHANGE OPTIONS      PRICE     OLD DATE OF GRANT